Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2021 relating to the consolidated financial statements of Healthcare Trust of America Holdings, LP and subsidiaries, appearing in the Annual Report on Form 10-K of Healthcare Trust of America Holdings, LP for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

February 26, 2021